UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

ChampionX Corporation
(Exact name of registrant as specified in its charter)

Delaware	82-3066826
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2445 Technology Forest Boulevard Building 4, 12th Floor The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
Not applicable
Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1. Description of Registrant's Securities to be Registered.

This registration statement on Form 8-A is being filed with the U.S. Securities and Exchange Commission (the "SEC") in connection with the transfer of listing of the shares of common stock of ChampionX Corporation (the "Company"), par value $0.01 per share (the "Common Stock"), from the New York Stock Exchange to the Nasdaq Global Select Market. The transfer of listing is to occur at the opening of trading on January 4, 2021.
The description of the Company's Common Stock in Exhibit 4.6 included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2019, File No. 001-38441, filed with the SEC on March 2, 2020, is incorporated herein by reference.

Item 2. Exhibits
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

ChampionX Corporation

Date: December 31, 2020	By:	/s/ JULIA WRIGHT
Julia Wright
Senior Vice President, General Counsel and Secretary